Exhibit 10.47

AMENDMENT NO. 3 TO

CONSULTING AGREEMENT

This Amendment No. 3 to Consulting Agreement (this ”Amendment”) effective as of May 1, 2023 (“Amendment Effective Date”) is entered into by and between (i) Voyager Therapeutics, Inc., a Delaware corporation with an office located at 64 Sidney Street, Cambridge, MA 02139 (“Voyager”) and (ii) Dinah Sah, Ph.D., an individual residing at 15 Huckleberry Road, Hopkinton, MA 01748 (“Consultant”).

WHEREAS, Voyager and Consultant are parties to that certain Consulting Agreement effective as of June 28, 2019, as amended by (i) Amendment No. 1 effective as of September 16, 2019 and (ii) Amendment No. 2 effective as of June 27, 2022 (as amended, the “Original Agreement”); and

WHEREAS, Voyager and Consultant now wish to amend the Original Agreement as set forth herein.

NOW, THEREFORE, in consideration of the covenants and obligations set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Amendment to Section 2 (Term & Termination). The first sentence of Section 2 of the Original Agreement (Term & Termination) is hereby deleted in its entirety and replaced with the following:

The term of this Agreement shall be from June 28, 2019 through June 30, 2024, unless earlier terminated in accordance with this Agreement or extended by mutual written agreement (the ”Term”).

2.

Amendment to Exhibit A, Section 2 (Compensation). Exhibit A, Section 2 of the Original Agreement (Compensation), Subsection entitled “Fees” is hereby deleted in its entirety and replaced with the following:

Fees: During the Term, Voyager will pay Consultant fees for Services as follows:

A.	For the period May 1, 2023 to June 30, 2024, $50,000 per month subject to the following:
•	If Consultant provides 83.3 hours or more hours of Services in any calendar month after May 1, 2023, Consultant will invoice a flat fee to Voyager of $50,000 for such calendar month.
•	If Consultant provides less than 83.3 hours in any calendar month after May 1, 2023, then Consultant will invoice Voyager as follows:

1.

If the “monthly running average” of hours of Services performed by Consultant between May 1, 2023 and such calendar month is equal to or greater than 83.3 hours, then Consultant will invoice a flat fee to Voyager of $50,000 for such calendar month; and

2.

If the “monthly running average” of hours of Services performed by Consultant between May 1, 2023 and such calendar month is less than 83.3 hours, then Consultant will invoice Voyager for the actual number of hours of Services provided for such month at an hourly rate of $600 per hour.

•

Consultant and Voyager acknowledge that separate and independent from this Agreement, Consultant and Voyager have entered into the Scientific Advisory Board and Consulting Agreement, effective March 1, 2020, as amended (the “SAB Consulting Agreement”), pursuant to which Consultant may provide consulting services that are outside the scope of the Services. For purposes of this Agreement and the SAB Consulting Agreement, the Services provided under this Agreement and the SAB Consulting Agreement, together, shall constitute “Combined Services”. Consultant will be paid a retainer for the services performed under the SAB Consulting Agreement, which retainer shall be due and owing to Consultant regardless of the number of hours Consultant works under the SAB Consulting Agreement or this Agreement. However, if Consultant dedicates more than 50 hours of Combined Services to Voyager in any calendar year (including attendance at and travel to meetings of the SAB), Consultant shall be entitled to receive additional compensation at the rates indicated above for hours over and above 50 hours of Combined Services. Consultant shall invoice Voyager for each hour of Service over and above 50 hours of Combined Services. For the avoidance of doubt, Consultant and Voyager confirm that for services rendered under both this Agreement and the SAB Consulting Agreement, Consultant shall be paid nothing extra beyond the amount of the retainer specified in the SAB Consulting Agreement, unless and until the amount of Combined Services exceeds 50 hours, at which point Consultant shall be compensated at the rates indicated above for each hour of service in excess of 50 hours, regardless of whether the service is performed under this Agreement or the SAB Consulting Agreement. These additional fees will exist as long as a SAB Consulting Agreement is in place.

B.	For the period June 27, 2022 to April 30, 2023, $600 per hour subject to the following:

Consultant and Voyager acknowledge that separate and independent from this Agreement, Consultant and Voyager have entered into the Scientific Advisory Board and Consulting Agreement, effective March 1, 2020, as amended (the “SAB Consulting Agreement”), pursuant to which Consultant may provide consulting services that are outside the scope of the Services. For purposes of this Agreement and the SAB Consulting Agreement, the Services provided under this Agreement and the SAB Consulting Agreement, together, shall constitute “Combined Services”. Consultant will be paid a retainer for the services performed under the SAB Consulting Agreement, which retainer shall be due and owing to Consultant regardless of the number of hours Consultant works under the SAB Consulting Agreement or this Agreement. However, if Consultant dedicates more than 50 hours of Combined Services to Voyager in any calendar year (including attendance at and travel to meetings of the SAB), Consultant shall be entitled to receive additional compensation at a rate of $600 per hour for each hour of service over and above 50 hours of Combined Services. Consultant shall invoice Voyager for each hour of Service over and above 50 hours of Combined Services. For the avoidance of doubt, Consultant and Voyager confirm that for services rendered under both this Agreement and the SAB Consulting Agreement, Consultant shall be paid nothing extra beyond the amount of the retainer specified in the SAB Consulting Agreement, unless and until the amount of Combined Services exceeds 50 hours, at which point Consultant shall be compensated at a rate of $600 per hour for each hour of service in excess of 50 hours, regardless of whether the service is performed under this Agreement or the SAB Consulting Agreement.

C.	For the period January 1, 2020 to June 26, 2022, $450 per hour.
D.

For the months of October 2019 through December 2019, $2,500 per day, provided, that regardless of the number of days worked in any month, Consultant (i) shall receive as a retainer a minimum monthly payment of $20,0000 per month and (ii) shall not be entitled to receive a payment in excess of $40,000 per month, For purposes of calculating the number of days worked in any month, Consultant shall (i) aggregate the number of days worked during the month, (ii) divide by eight (8) and (iii) invoice the Company in full and half-day increments.

E.	For the months of August 2019 and September 2019, $35,000 per month.
F.	For the month of July 2019, $20,000 per month.
3.	Amendment to Exhibit A, Section 3 (Period of Performance). Exhibit A, Section 3 of the Original Agreement (Period of Performance) is hereby deleted in its entirety and replaced with the following:

“Services are anticipated to commence on June 28, 2019 and be completed no later than June 30, 2024.”

4.

Trading in Securities. Consultant is aware that the United States and other applicable securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Consultant shall comply with all relevant laws, rules, and regulations respecting any trading in public securities. Consultant acknowledges and agrees that, effective as of the Amendment Effective Date, Consultant will comply with any requirements applicable to Consultant under Voyager’s Insider Trading Policy (as amended from time to time, the “Policy”), which may include (a) a requirement to obtain preclearance for any trading in Voyager securities in accordance with the requirements applicable to “Insiders” under the Policy, and (b) compliance with restrictions on trading in Voyager securities that apply during regular or special blackout periods under the Policy.

5.	No Other Modifications. Any terms and conditions of the Original Agreement not expressly amended by this Amendment shall remain in full force and effect.
6.

Complete Understanding; Counterparts. This Amendment constitutes the entire agreement between the parties with respect to the specific subject matter of this Amendment and all prior agreements, oral or written, with respect to such subject matter, including the Original Agreement, are superseded. If there is any conflict, discrepancy or inconsistency between the terms of this Amendment and the terms of the Original Agreement, the terms of this Amendment will control. This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute one and the same instrument. A facsimile or portable document format (“.pdf”) copy of this Amendment, including the signature pages, will be deemed an original.

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SIGNATURE PAGE TO

AMENDMENT NO. 3 TO CONSULTING AGREEMENT

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed under seal effective as of the Amendment Effective Date.

VOYAGER:

VOYAGER THERAPEUTICS, INC.

By:	/s/ Alfred W. Sandrock, Jr., M.D., Ph.D.
Name:	Alfred W. Sandrock, Jr., M.D., Ph.D.
Title:	President and CEO

CONSULTANT:

/s/ Dinah Sah, Ph.D.
(SIGNATURE)
Print Name: Dinah Sah, Ph.D.